AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (VIA EDGAR) ON OCTOBER 18,
                                    1994
                                                       REGISTRATION NO. 33-55785
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                 AMENDMENT NO. 1
                                      TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                                  VIACOM INC.
             (Exact name of registrant as specified in its charter)
                              -------------------

                DELAWARE                                  04-2949533
      (State or other jurisdiction                     (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

                                 1515 BROADWAY
                           NEW YORK, NEW YORK 10036
                                 (212) 258-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            PHILIPPE P. DAUMAN, ESQ.
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CHIEF ADMINISTRATIVE OFFICER AND SECRETARY
                                  VIACOM INC.
                                 1515 BROADWAY
                            NEW YORK, NEW YORK 10036
                                 (212) 258-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------
                                   COPIES TO:

                             STEPHEN T. GIOVE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 848-4000
                              -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box / /

   IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX /X/
                              -------------------

   PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE PROSPECTUS WHICH IS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO THE REGISTRATION STATEMENTS (REGISTRATION NOS. 33-53977 AND 33-55271) PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-4 AND DECLARED EFFECTIVE ON JUNE 6, 1994 AND AUGUST 29, 1994, RESPECTIVELY.
                              -------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

  PROSPECTUS
  ----------
                               ____________________

                                    VIACOM INC.

                               Class A Common Stock
                               Class B Common Stock
                              Variable Common Rights
                               _____________________

       This Prospectus relates to a total of 1,678,363 shares of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Viacom Inc. ("Viacom"), 113,783,769 shares of the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of Viacom, and 38,306,385 variable common rights ("VCRs") of Viacom, each representing the right to receive up to an additional 0.13829 of a share of Class B Common Stock. Of such amounts:

       (i) up to 1,298,583 shares of Class A Common Stock, 23,079,512 shares of Class B Common Stock and 33,559,127 VCRs are being offered by the Selling Stockholders described herein (see "Selling Stockholders") who received or shall receive such shares in connection with the merger of Blockbuster Entertainment Corporation ("Blockbuster") with and into Viacom (the "Blockbuster Merger") on September 29, 1994. Viacom will not receive any proceeds from the offering of such shares by the Selling Stockholders;

       (ii) up to 379,780 shares of Class A Common Stock, 2,877,550 shares of Class B Common Stock and 4,747,258 VCRs will be issuable from time to time by Viacom upon the exercise, if any, of certain noncompensatory warrants (the "Former Blockbuster Warrants") originally issued by Blockbuster to American Financial Corporation (or certain of its wholly owned subsidiaries or affiliates), Philips Electronics N.V. (or certain of its wholly owned subsidiaries or affiliates) and H. Wayne Huizenga, the obligations under which have been assumed by Viacom in connection with the Blockbuster Merger;

       (iii) up to 38,918,325 shares of Class B Common Stock will be issuable by Viacom, under certain circumstances, pursuant to the VCRs; 656,497 of such shares may be issuable upon conversion of 4,747,258 of the VCRs underlying the Former Blockbuster Warrants, and 38,261,828 of such shares may be issuable upon conversion of 276,678,196 of the VCRs previously issued in the Blockbuster Merger; and

       (iv) up to 48,908,382 shares of Class B Common Stock will be issuable from time to time by Viacom upon the exercise, if any, of the three-year warrants (the "Three-Year Warrants") and the five-year warrants (the "Five-Year Warrants" and, together with the Three-Year Warrants, the "Paramount Merger Warrants") issued by Viacom to holders of shares of the Common Stock, par value $1.00 per share, of Paramount Communications Inc. ("Paramount") in connection with the merger (the "Paramount Merger") of a wholly owned subsidiary of Viacom with and into Paramount. A total of 30,567,734 Three-Year Warrants and 18,340,643 Five-Year Warrants were issued by Viacom in the Paramount Merger. This Prospectus does not relate to the issuance of the Paramount Merger Warrants.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       Viacom has been advised by each of the Selling Stockholders that each Selling Stockholder, acting as principal for its own account, directly, through agents designated from time to time, or to or through dealers or underwriters also to be designated, may sell all or a portion of the securities offered by it hereby from time to time on terms to be determined at the time of sale. To the extent required, the number of securities to be sold, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholders from the sale of the securities sold by the Selling Stockholders pursuant to this Prospectus will be the purchase price of such securities less any commissions.

       The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       No underwriter, broker or dealer has been engaged by Viacom in connection with the distribution of Class A Common Stock, Class B Common Stock and VCRs with respect to the Former Blockbuster Warrants or the distribution of the Class B Common Stock issuable pursuant to the VCRs or upon the exercise, if any, of the Paramount Merger Warrants. See "Plan of Distribution".

       No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Viacom. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Viacom since such date or, in the case of information incorporated herein by reference, the date of filing with the Securities and Exchange Commission.

                               _____________________

              The date of this Prospectus is October 19, 1994.

                               AVAILABLE INFORMATION

       Each of Viacom and Paramount, a wholly owned subsidiary of Viacom, is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Viacom and Paramount with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, material filed by Viacom can be inspected at the offices of the American Stock Exchange, Inc. (the "AMEX"), 86 Trinity Place, New York, New York 10006, and material filed by Paramount may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005. As a result of Paramount becoming a wholly owned subsidiary of Viacom on July 7, 1994, Paramount's Common Stock was delisted from the NYSE and Paramount may no longer be required to file reports, proxy statements and other information with the Commission pursuant to the requirements of the Exchange Act. Instead, such information of Paramount would be provided, to the extent required, in filings made by Viacom. Documents filed by Blockbuster prior to the Blockbuster Merger may be inspected at the Commission, the NYSE or the London Stock Exchange, Old Broad Street, London, England EC2N 1HP, as appropriate. Upon consummation of the Blockbuster Merger, Blockbuster ceased to exist and consequently no longer files reports, proxy statements and other information with the Commission.


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Commission by Viacom (File No. 1-
  9553), Blockbuster (File No. 1-12700) or Paramount (File No. 1-5404) pursuant to the Exchange Act and the Securities Act are incorporated by reference in this Prospectus:

       1. Viacom's Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994;

       2. Viacom's Quarterly Reports on Form 10-Q for the three months ended March 31, 1994 and for the six months ended June 30, 1994;

       3. Viacom's Current Reports on Form 8-K dated January 12, 1994, March 18, 1994, March 28, 1994, July 7, 1994, July 22, 1994, September 1, 1994,
  September 21, 1994, September 29, 1994 and October 18, 1994;

       4. Viacom's Registration Statements on Form S-4 (Registration No. 33-53977) dated June 6, 1994 and (Registration No. 33-55271) dated August 29, 1994;

       5. Blockbuster's Annual Report on Form 10-K for the year ended December 31, 1993;

       6. Blockbuster's Current Reports on Form 8-K dated January 7, 1994 (filed January 12, 1994), February 15, 1994 (filed February 22, 1994), March 10, 1994 (filed March 11, 1994), May 5, 1994 (filed May 5, 1994), July 18,
  1994 (filed July 19, 1994), August 23, 1994 (filed August 25, 1994), August 18, 1994 (filed August 26, 1994), September 2, 1994 (filed September 19,
  1994), September 19, 1994 (filed September 21, 1994) and September 29, 1994 (filed September 29, 1994);

       7. Blockbuster's Quarterly Reports on Form 10-Q for the three months ended March 31, 1994 and the six months ended June 30, 1994;

       8. Paramount's Transition Report on Form 10-K for the eleven-month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994, as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994;

       9. Paramount's Quarterly Report on Form 10-Q for the three months ended June 30, 1994; and

       10. Paramount's Current Reports on Form 8-K dated July 7, 1994, July 22, 1994 and September 1, 1994.


       All documents and reports filed by Viacom and Paramount, if any, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates of filing of such documents or reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

       This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request to Viacom International Inc. ("Viacom
  International"), 1515 Broadway, New York, New York 10036, Attention: John H. Burke (telephone number (212) 258-6000).

                                    THE COMPANY

       Viacom is an international communications and entertainment company. Its principal assets include its 100% ownership of Viacom International and Paramount as well as its ownership of the Blockbuster assets. Through those two subsidiaries and assets, Viacom conducts business in six principal operating segments: Networks, Entertainment, Cable Television and Broadcasting, Publishing and Retail. National Amusements, Inc. ("NAI") is the controlling stockholder of Viacom. Sumner M. Redstone, the controlling stockholder of NAI, is the Chairman of the Board of Directors of each of Viacom, Viacom International and Paramount. The principal executive offices of Viacom are located at 1515 Broadway, New York, New York 10036 and its telephone number is (212) 258-6000.

                               SELLING STOCKHOLDERS

       Of the securities registered hereunder, an aggregate of 1,298,583 shares of Class A Common Stock, 23,079,512 shares of Class B Common Stock and 33,559,127 VCRs are being offered hereby by the following: H. Wayne Huizenga, The Huizenga Grantor Trust A, Steven R. Berrard, George D. Johnson, Jr., The George D. Johnson, Jr. Trust, Susan P. Johnson (the wife of George
  D. Johnson, Jr.), The Susan P. Johnson Trust, George D. Johnson, III (the son of George D. Johnson, Jr.), The George D. Johnson, III Trust, Susanna P. Johnson (the daughter of George D. Johnson, Jr.), The Susanna P. Johnson Trust, Donald F. Flynn, The Donald F. Flynn Grantor Trust, DFF Investments, L.P., M Family Investment Partnership, Westwind Investment Partnership, Westwind Century Investment Partnership, Century Entertainment L.P., JJM Charitable Remainder Trusts, MW Partners Partnership, John J. Melk, and Janet Melk (the wife of John J. Melk) (collectively, the "Selling Stockholders"*).
  H. Wayne Huizenga is the beneficial owner of the shares held by The Huizenga Grantor Trust A. George D. Johnson, Jr. is the beneficial owner of the shares held by The George D. Johnson, Jr. Trust, Susan P. Johnson, The Susan
  P. Johnson Trust, George D. Johnson, III, The George D. Johnson, III Trust, Susanna P. Johnson, and The Susanna P. Johnson Trust. Donald F. Flynn is the beneficial owner of the shares held by The Donald F. Flynn Grantor Trust and DFF Investments, L.P. John J. Melk is the beneficial owner of the shares held by M Family Investment Partnership, Westwind Investment Partnership, Westwind Century Investment Partnership, Century Entertainment L.P., JJM Charitable Remainder Trusts, MW Partners Partnership and Janet Melk.

       Mr. Huizenga has been a director of Viacom since October 1993 and was named Vice Chairman of Viacom on September 29, 1994. He is Chairman of the Board of Directors of Spelling Entertainment Group Inc. (together with its subsidiaries, "Spelling"), a majority-owned subsidiary of Viacom. Mr. Huizenga is also a director of Paramount, Viacom International and Discovery Zone, Inc. ("Discovery Zone"), an approximately 49.9%-owned indirect subsidiary of Viacom. From April 1987 to September 29, 1994, he was Chairman of the Board and Chief Executive Officer of Blockbuster.

       Mr. Berrard is President and Chief Executive Officer of Viacom's Blockbuster Entertainment Group and is President and Chief Executive Officer and a director of Spelling. It is currently intended that he will be elected as a director of Viacom in the near future. Mr. Berrard was a director of Blockbuster from May 1989 to September 29, 1994, Vice Chairman of the Board of Blockbuster from November 1989 to September 29, 1994, and President and Chief Operating Officer of Blockbuster from January 1993 to September 29, 1994.

       Mr. Johnson is President - Domestic Consumer Division of Viacom's Blockbuster Entertainment Group. It is currently intended that he will be elected as a director of Viacom in the near future. From August 1993 to September 29, 1994, Mr. Johnson was President - Domestic Consumer Division of Blockbuster. From 1987 until August 1993, Mr. Johnson was managing general partner of WJB Video Limited Partnership, which prior to its merger with Blockbuster in August 1993 was Blockbuster's largest franchise owner.

       Mr. Flynn is Chairman and Chief Executive Officer of Discovery Zone. From February 1987 until September 29, 1994, he was a director of Blockbuster.

* Mr. Huizenga may, from time to time, donate or transfer all or some of his VCRs offered hereby to The Huizenga Family Foundation (the "Foundation"), c/o Blockbuster, One Blockbuster Plaza, Fort Lauderdale, Florida 33301. In such event, the Foundation would be substituted for Mr. Huizenga as a Selling Stockholder with respect to any VCRs so donated or transferred.

       Mr. Melk is a director of Discovery Zone. He was a director of Blockbuster from May 1993 until September 29, 1994, having previously served as a director and as Vice Chairman of Blockbuster from February 1987 until March 1989.

                                               Selling Stockholder
                               ----------------------------------------------------------------------------

                               H. Wayne     Steven R.    George D.     Donald F.    John J.
                               Huizenga     Berrard      Johnson, Jr.  Flynn        Melk          Total
Class A Common Stock
   Prior to the offering          944,326     397          186,080           (5)           (5)      1,130,803
   Amount to be received
     pursuant to this
     Prospectus(1)                167,780       0                0           (5)           (5)        167,780
   Amount offered hereby        1,112,106     397          186,080           (5)           (5)      1,298,583

Class B Common Stock
   Prior to the offering        7,155,041   3,012        1,409,912     4,670,908     4,282,051     17,520,924
   Amount to be received
     pursuant to this
     Prospectus(2)              3,193,667     687          321,664     1,065,643       976,927      5,558,588
   Amount offered hereby       10,348,708   3,699        1,731,576     5,736,551     5,258,978     23,079,512

VCRs
   Prior to the offering       11,804,077   4,970        2,326,012     7,705,862     7,064,343     28,905,264
   Amount to be received
     pursuant to this
     Prospectus(3)              2,097,258       0                0             0             0      2,097,258
   Amount to be received
     pursuant to S-8(4)         2,520,194       0                0        20,000        16,411      2,556,605
   Amount offered hereby       16,421,529   4,970        2,326,012     7,725,862     7,080,754     33,559,127

  (1) Represents shares of Class A Common Stock issuable upon exercise, if any, of the Former Blockbuster Warrants.
  (2) Represents shares of Class B Common Stock (i) issuable upon exercise, if any, of the Former Blockbuster Warrants, (ii) issuable pursuant to VCRs owned prior to the offering, and (iii) issuable pursuant to VCRs issuable upon exercise, if any, of the Former Blockbuster Warrants.
  (3) Represents VCRs issuable upon exercise, if any, of the Former Blockbuster Warrants.
  (4) Represents VCRs previously registered under Viacom's Registration Statement on Form S-8 dated September 30, 1994.
  (5) None of the shares of Class A Common Stock issued to such Selling Stockholders in connection with the Blockbuster Merger are registered hereunder.

  __________________________

  Upon completion of this offering, if all offered securities are sold, the Selling Stockholders will not own any shares of any Viacom securities, except for 5,000 shares of Viacom Class B Common Stock issuable to Mr. Huizenga upon the exercise, if any, of options granted to him under the Viacom Stock Option Plan for Non-Employee Directors upon his election to the Viacom Board. Additionally, each of the Selling Stockholders holds stock options which are exercisable into shares of Class A Common Stock, Class B Common Stock and VCRs which are not being registered hereunder as indicated in the following chart.

                                                                      Class B Common
                       Class A          Class B                       Stock issuable pursuant
                       Common Stock     Common Stock     VCRs         to VCRs, if any
                       ------------     ------------     ----         ---------------
H. Wayne Huizenga      201,615          1,527,615                0      348,592
Steven R. Berrard      199,237          1,509,578        2,490,433      344,401
George D. Johnson, Jr.  68,706            520,577          858,824      118,766
Donald F. Flynn          1,600             12,123                0        2,534
John J. Melk             1,312              9,947                0        2,269


  Following completion of the offering, no Selling Stockholder will own one percent or more of the class(es) of securities registered hereunder with respect to such Selling Stockholder.

                  DESCRIPTION OF CLASS A AND CLASS B COMMON STOCK

       The authorized capital stock of Viacom consists of 200 million shares of Class A Common Stock, 1 billion shares of Class B Common Stock and 200 million shares of preferred stock, par value $0.01 per share, issuable in series. The following description of Viacom's capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and Viacom's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation").

       The Restated Certificate of Incorporation provides that Viacom may prohibit the ownership or voting of a percentage of its equity securities in order to ensure compliance with the requirements of the Communications Act of 1934, as amended.

       Class A Common Stock. As of September 30, 1994, there were 68,663,216 shares of Class A Common Stock issued and outstanding. All outstanding shares of Class A Common Stock are fully paid and non-assessable. Shares of Class A Common Stock do not have conversion rights and are not redeemable.

        Class B Common Stock. The rights, privileges, limitations, restrictions and qualifications of Class B Common Stock are identical to those of Class A Common Stock except that shares of Class B Common Stock have no voting rights other than those required by law. As of September 30, 1994, there were 261,101,842 shares of Class B Common Stock issued and outstanding. All outstanding shares of Class B Common Stock are fully paid and non-assessable. Shares of Class B Common Stock do not have conversion rights and are not redeemable.


                                DESCRIPTION OF VCRs

       VCRs represent the right to receive shares of Class B Common Stock under certain circumstances on September 29, 1995 (the "VCR Conversion Date"). The number of shares of Class B Common Stock (the "Class B Value") will be determined during the 90 trading day period (the "VCR Valuation Period") immediately preceding the VCR Conversion Date. The Class B Value will be equal to the average closing price on the AMEX (or such other exchange on which Class B Common Stock is then listed) of a share of Class B Common Stock during the 30 consecutive trading days in the VCR Valuation Period which yield the highest such average closing price. Certain days will not be included for this purpose. For further information regarding the VCRs, see "Description of Viacom Capital Stock -- Viacom Class B Common Stock" in Viacom's Registration Statement on Form S-4 (Registration No. 33-55271) dated August 29, 1994 (the "Blockbuster Merger S-4"), which is incorporated herein by reference.

       Trading Market. The outstanding shares of Class A Common Stock and Class B Common Stock and the VCRs are listed for trading on the AMEX under the symbols "VIA", "VIAB" and "VIAVR", respectively. The Registrar and Transfer Agent for Class A Common Stock, Class B Common Stock and the VCRs is The Bank of New York.


                              DESCRIPTION OF WARRANTS

  Former Blockbuster Warrants. A total of 379,780 shares of Class A Common Stock, 3,534,047 shares of Class B Common Stock (including 656,497 shares of Class B Common Stock issuable pursuant to VCRs received in exchange for the Former Blockbuster Warrants) and 4,747,258 VCRs are issuable upon the exercise, if any, of the Former Blockbuster Warrants. For a description of Viacom's assumption of the obligations under the Former Blockbuster Warrants, see "The Merger -- Treatment of Blockbuster Warrants and Employee Stock Options" in the Blockbuster Merger S-4.

  Paramount Merger Warrants. For information regarding the Paramount Merger Warrants see "Description of Viacom Capital Stock -- Viacom Warrants" in Viacom's Registration Statement on Form S-4 (Registration Statement No. 33-53977) dated June 6, 1994, which is incorporated herein by reference.


                                  USE OF PROCEEDS

       Viacom will not receive any proceeds from the offering of securities by the Selling Stockholders or from the shares of Class B Common Stock offered pursuant to the VCRs. The net proceeds to be received by Viacom upon the exercise, if any, of the Former Blockbuster Warrants and/or the Paramount Merger Warrants may be used by Viacom to repay, redeem or repurchase its outstanding indebtedness; to make loans to its subsidiaries; or for general corporate purposes. A description of any indebtedness to be refinanced with such net proceeds will be set forth in the applicable Prospectus Supplement. The securities to be offered upon the exercise, if any, of such warrants are being offered pursuant to the Blockbuster Merger or the Paramount Merger, as the case may be.


                               PLAN OF DISTRIBUTION

       Viacom has been advised by each Selling Stockholder that each Selling Stockholder may sell all or a portion of the securities offered by it hereby from time to time on the AMEX at prices prevailing at the time of such sales. The Selling Stockholders may also make private sales directly or to or through a broker or brokers. Alternatively, the Selling Stockholders may from time to time offer the securities through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of the securities for whom they may act as agent. To the extent required, the number of securities to be sold, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholders from the sale of the securities sold by the Selling Stockholders hereby will be the purchase price of such securities less any broker's commissions.

       No determination has been made whether the Selling Stockholders will sell any of the securities offered hereby.

       In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

       The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

       No underwriter, broker or dealer has been engaged by Viacom in connection with the distribution of Class A Common Stock, Class B Common Stock and VCRs with respect to the Former Blockbuster Warrants or the distribution of the Class B Common Stock issuable pursuant to the VCRs or upon the exercise, if any, of the Paramount Merger Warrants.

                                   LEGAL MATTERS

       The validity of the Class A Common Stock, Class B Common Stock and the VCRs offered hereby has been passed upon for Viacom by Shearman & Sterling, New York, New York.


                                      EXPERTS

       The financial statements incorporated in this Prospectus and Registration Statement by reference to the Annual Report on Form 10-K of Viacom for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The financial statements incorporated in this Prospectus and Registration Statement by reference to the Transition Report on Form 10-K of Paramount for the eleven months ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994, and as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The consolidated financial statements of Paramount incorporated by reference in this Prospectus and Registration Statement at April 30, 1993 and at October 31, 1992, and for the six-month period ended April 30, 1993, and for each of the two years in the period ended October 31, 1992 included in its Transition Report on Form 10-K for the eleven months ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1, and as further amended by Form 10-K/A Amendment No. 2, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

       The consolidated financial statements and schedules of Blockbuster Entertainment Corporation and subsidiaries as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                      PART II


                      INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14.  Other Expenses of Issuance and Distribution.

       The following expenses, other than the Securities and Exchange Commission registration fee, are estimated. All expenses of the offering will be paid by Viacom:

   Securities and Exchange Commission registration fee    $         222,810
                                                           --------------------
   Blue Sky fees and expenses                                            20
   American Stock Exchange listing fee                                    0
   Printing and engraving expenses                                    5,000
   Legal fees and expenses (other than Blue Sky
        fees and expenses)                                           15,000
   Accounting fees and expenses                                       7,000
   Miscellaneous                                                      5,000
                                                          ----------------------
            Total                                                   254,830
                                                          ----------------------
                                                          ----------------------

  Item 15.  Indemnification of Directors and Officers.

       Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

       Article VI of Viacom's Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of Viacom to the full extent currently permitted by the DGCL.

       In addition, Viacom's Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to Viacom and its stockholders by eliminating liability in damages for breach of fiduciary duty. Article VII of Viacom's Restated Certificate of Incorporation provides that neither Viacom nor its stockholders may recover damages from its directors for breach of their fiduciary duties in the performance of their duties as directors of Viacom. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of Viacom in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transactions for which the director derived an improper personal benefit.


  Item 16.  Exhibits.


  4.1  Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for
       fiscal year ended December 31, 1992, as amended by Form 10-K/A
       Amendment No. 1 dated November 29, 1993 and as further amended by
       Form 10-K/A Amendment No. 2 dated December 9, 1993)(File No. 1-
       9553)
  4.2 Certificate of Amendment of Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-55271).
 *4.3 Certificate of Merger Merging Blockbuster Entertainment Corporation with and into Viacom Inc.
  4.4  Specimen Certificate representing the Viacom Inc. Class A Voting
       Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-13812)
  4.5  Specimen Certificate representing the Viacom Inc. Class B Non-
       Voting Common Stock (incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993)(File No. 1-9553)
  4.6  Form of Certificate representing the Variable Common Rights of
       Viacom Inc.(incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-55271).
 *5    Opinion of Shearman & Sterling as to the validity of the Class A
       Common Stock, Class B Common Stock and VCRs (including consent).
  23.1 Consent of Price Waterhouse LLP as to financial statements of Viacom Inc.
  23.2 Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.
  23.3 Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.
  23.4 Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation
 *23.5 Consent of Shearman & Sterling (included in opinion filed as Exhibit 5) *23.6 Consents of Steven R. Berrard and George D. Johnson, Jr. to be named in the Prospectus
 *24.1 Powers of Attorney
     * Previously filed


  Item 17.  Undertakings.

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (d)  The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Viacom Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 18, 1994.


                                           VIACOM INC.


                                           By /s/ Frank J. Biondi. Jr.
                                              ------------------------
                                              President, Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on October 18, 1994:


          Name and Signature                  Title

          /s/ Frank J. Biondi, Jr.            Director, President,
      -----------------------------------       Chief Executive Officer
             (Frank J. Biondi, Jr.)


          /s/ George S. Smith, Jr.            Senior Vice President,
      -----------------------------------       Chief Financial Officer
             (George S. Smith, Jr.)



          /s/ Kevin C. Lavan                  Senior Vice President, Controller,
      -----------------------------------       Chief Accounting Officer
             (Kevin C. Lavan)


                    *                         Director
      -----------------------------------
          (George S. Abrams)

          /s/ Philippe P. Dauman              Director
      -----------------------------------
             (Philippe P. Dauman)



                    *                         Director
      -----------------------------------
          (William C. Ferguson)



                    *                         Director
      -----------------------------------
          (H. Wayne Huizenga)



                    *                         Director
      -----------------------------------
          (Ken Miller)


                    *                         Director
      -----------------------------------
          (Brent D. Redstone)



                    *                         Director
      -----------------------------------
          (Sumner M. Redstone)



                    *                         Director
      -----------------------------------
          (Frederic V. Salerno)



                    *                         Director
      -----------------------------------
          (William Schwartz)



*By  /s/ Philippe P. Dauman
     ---------------------------
          Philippe P. Dauman
          Attorney-in-Fact
          for the Directors

                              EXHIBIT INDEX


  4.1  Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for
       fiscal year ended December 31, 1992, as amended by Form 10-K/A
       Amendment No. 1 dated November 29, 1993 and as further amended by
       Form 10-K/A Amendment No. 2 dated December 9, 1993)(File No. 1-
       9553)
  4.2 Certificate of Amendment of Restated Certificate of Incorporation of Viacom Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-55271).
 *4.3 Certificate of Merger Merging Blockbuster Entertainment Corporation with and into Viacom Inc.
  4.4  Specimen Certificate representing the Viacom Inc. Class A Voting
       Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-13812)
  4.5  Specimen Certificate representing the Viacom Inc. Class B Non-
       Voting Common Stock (incorporated by reference to Exhibit 4(a) to the Quarterly Report on Form 10-Q of Viacom Inc. for the quarter ended June 30, 1993)(File No. 1-9553)
  4.6  Form of Certificate representing the Variable Common Rights of
       Viacom Inc.(incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 filed by Viacom Inc.)(File No. 33-55271).
 *5    Opinion of Shearman & Sterling as to the validity of the Class A
       Common Stock, Class B Common Stock and VCRs (including consent).
  23.1 Consent of Price Waterhouse LLP as to financial statements of Viacom Inc.
  23.2 Consent of Price Waterhouse LLP as to financial statements of Paramount Communications Inc.
  23.3 Consent of Ernst & Young LLP as to financial statements of Paramount Communications Inc.
  23.4 Consent of Arthur Andersen LLP as to financial statements of Blockbuster Entertainment Corporation
 *23.5 Consent of Shearman & Sterling (included in opinion filed as Exhibit 5) *23.6 Consents of Steven R. Berrard and George D. Johnson, Jr. to be named in the Prospectus
 *24.1 Powers of Attorney
     * Previously filed